Exhibit T3.A11

[Geneva Coat of Arms] REGISTER OF COMMERCE OF THE CANTON OF GENEVA

Extract with potential cancelations

EXTRACT FROM THE REGISTER
Carry over from 15 July 2009
Ref. No. 10456/2005
Fed. No. CHE-270-3013559-7
IDE CHE-112.357.739

SunPower Systems Sàrl
Registered on 13 May 2005
Limited Liabilities Company

Ref.	**Company Name**		
1	~~SunPower Systems Sàrl~~		
14	SunPower Systems Sàrl (SunPower Systems LLC)		
	Registered Office		
1	~~Geneva~~		
14	Meyrin		
	Address		
1	~~Avenue de Frontenex 8, 1207 Geneva~~		
12	~~Rue du Rhône 14, 1204 Geneva~~		
14	~~Route de Pré-Bois 29, 1215 Geneva~~		
16	~~Route de Pré-Bois 14, 1215 Geneva 15 Aéroport~~		
18	Route de Pré-Bois 14, 216, Cointrin		
	Dates of the Articles of Association		
1	06.07.2009 (new Articles)	19	22.09.2022
14	28.02.2017 (new Articles)		
	Purpose, Remarks		
1	Purpose: (canc. ref. 19) ~~sales, planning, manufacturing and construction of solar installations and similar products or systems.~~		
1	Ancillary services: (canc. ref. 14) ~~Obligation to provide ancillary services, rights of preference, pre-emption or emption: for details, see the Articles of Association.~~		
2	The modalities for the transfer of corporate shares deviate from the law according to the articles of association.		
9	The identification number CH-270-3013559-7 is replaced by the corporate identification number (IDE/UID) CHE-112.357.739.		
19	Purpose: The purpose of the company is the sale, planning, manufacture and construction of solar products or similar systems. It can: Carry out any financial, commercial or industrial activity, directly or indirectly related to its purpose; Create branches or subsidiaries in Switzerland or abroad; Hold shares in any company that have a direct or indirect relationship with its purpose; Participate in group financing, in particular by granting loans and other direct or indirect financing (including through cash pooling) to its affiliated companies, including its direct or indirect associates and the direct or indirect subsidiaries of these associates, or by granting guarantees or other security interests of any kind to third parties for the obligations of these group companies, including by means of pledges or assignments of receivables for security purposes, even if such guarantees or security interests are granted without consideration. The company may not acquire any interest in real estate. The company may also pursue any business directly or indirectly related to the above-mentioned purpose or capable of promoting it.		
	Conversions (Lfus) (Swiss Federal Act on Mergers, Demergers, Conversions and Transfers of Assets)		
1	The public limited company was transformed into a limited liability company in accordance with the transformation project of 25.06.2009 and the balance sheet as at 31.12.2008, showing assets of CHF 521'664'947 and liabilities to "third parties" of CHF 505'382'968, in exchange for the allocation of 100 shares of CHF 1'000 to the partner.		
	Publication Medium		
1	~~Communications to partners: in writing or by email (canc. ref. 14)~~		
1	Swiss Official Gazette of Commerce		
14	Communications to partners: in writing, by email or fax		

[Stamp of the Register of Commerce of the Canton of Geneva]

Nadia Stephanov
Traductrice-jurée
République et Canton de Genève
N.S.

Ref.	Capital		
	Nominal	Fully paid in	Partners' Contributions
1	CHF 100,000	CHF 100,000	

Ref.			Partners, Managers and Persons qualified to sign		
Reg.	Mod.	Canc.	Name, Forenames, Place of Origin, Domicile	Functions, Corporate Share	Signature
1		2	~~**SUNPOWER CORPORATION, SYSTEMS,** in San Jose, USA, for 100 shares of CHF 1,000~~	~~Partner~~	
1		4	~~**Dinwoodie** Thomas L., of the USA, in Piedmont, USA~~	~~Manager Chairman~~	~~Joint sign. (2)~~
1		4	~~**Böni** Pascal, of Basel, in Binningen~~	~~Manager~~	~~Joint sign. (2)~~
1		4	~~**Tamisier** Christian, of Geneva, in Anières~~	~~Manager~~	~~Joint sign. (2)~~
1		7	~~**PricewaterhouseCoopers SA** (CH-660-1784998-4), branch in Geneva~~	~~Auditors~~	
1		3	~~**Lacueva Canut** Christian, of Geneva, in Geneva~~	~~Administrator~~	~~Individual sign.~~
2			**SunPower Bermuda Holdings,** in Hamilton, BMU, for 100 shares of CHF 1,000	Partner	
3		m 4	~~**Brachet** Carl-Manuel, of Zürich, in Geneva~~	~~Administrator~~	~~Joint sign. (2)~~
3		4	~~**Braga** Daniele, of Italy, in Geneva~~	~~Administrator~~	~~Joint sign. (2)~~
3		m 6	~~**Riello** Mario, of Italy, in Geneva~~	~~Administrator~~	~~Joint sign. (2)~~
4		5	~~**Arriola** Dennis Victor, of the USA, in Palo Alto, CA, USA~~	~~Manager Chairman~~	~~Individual sign.~~
	4	m 11	~~**Brachet** Carl-Manuel, of Zürich, in Geneva~~	~~Manager~~	~~Individual sign.~~
4		10	~~**Ring** Marina, of Russia, in Geneva~~		~~Joint sign. (2)~~
4		14	~~**Scapinelli** Carlo, of Italy, in Bérolle~~		~~Joint sign. (2)~~
5		13	~~**Wenger** Howard, of the USA, in Walnut Creek, CA, USA~~	~~Manager Chairman~~	~~Individual sign.~~
	6	m 12	~~**Riello** Mario, of Italy, in Geneva~~	~~Administrator~~	~~Individual sign.~~
8			**Ernst & Young SA** (CH-660-0176999-6), branch in Lancy	Auditors	
	11	12	~~**Brachet** Carl Manuel, of Zürich, in Collonges-sous-Salève, F~~	~~Manager~~	~~Individual sign.~~
	12	17	~~**Riello** Mario, of Italy, in Geneva~~	~~Manager~~	~~Individual sign.~~
13		15	~~**Dawe** James, of Ireland, in Satigny~~	~~Manager Chairman~~	~~Individual sign.~~
15			**Biollaz** Frédéric, of Chamoson, in Chamoson	Manager Chairman	Individual sign.
17			**Maurice** Vincent, of France, in Lyon, FRA	Manager	Individual sign.

Ref.	Journal		SOGC Publication	
	No.	Date	Date	Page/ID
0		Carry-over		
2	14786	24.09.2009	30.09.2009	11/5271300
4	21518	21.12.2010	27.12.2010	14/5961362
6	8216	24.05.2012	30.05.2012	6696274
8	19311	15.11.2012	20.11.2012	6938832
10	21025	17.12.2014	22.12.2014	1895653
12	7024	29.04.2015	04.05.2015	2133589
14	4766	14.03.2017	17.03.2017	3411521
16	17724	23.09.2019	26.09.2019	1004725034
18	13077	12.07.2022	15.07.2022	1005522471

Ref.	Journal		SOGC Publication	
	No.	Date	Date	Page/ID
1	11463	22.07.2009	28.07.2009	10/5165282
3	6509	13.04.2010	19.04.2010	10/5592898
5	7497	10.05.2012	15.05.2012	6679022
7	12759	26.07.2012	31.07.2012	6791732
9		Complement	19.12.2013	7225832
11	21346	22.12.2014	29.12.2014	1906043
13	17296	14.10.2016	19.10.2016	3117321
15	6995	08.04.2019	11.04.2019	1004609007
17	12880	28.07.2020	31.07.2020	1004949929
19	17430	27.09.2022		

Nadia Stephanov
République et Canton de Genève
Traductrice-jurée
N.S.

Last entry approved by the Federal Office of the Register of Commerce but having effect toward third parties only upon publication in the SOGC (art. 936a CO)

Geneva, 28 September 2022

Certified true copy
28 SEPT. 2022
For the Register
[signed]
[Stamp of the Register of Commerce of the Canton of Geneva]

End of extract

Only a certified true extract, signed and stamped with the Registrar's seal, has legal value.

CERTIFIED PHOTOCOPY
OF THE ORIGINAL

Geneva, 24 Nov. 2022

Pierre-Philippe Rigaud
Notary in Geneva
[stamp & signature]

CERTIFIED TRUE & CORRECT
TRANSLATION. GENEVA..........
28 Nov. 2022

Nadia Stephanov
RÉPUBLIQUE ET CANTON DE GENÈVE
Traductrice-jurée